Exhibit 99.3 Third Quarter 2020 Financial and operating results for the period ended September 30, 2020 November 2, 2020 Unless otherwise specified, comparisons in this presentation are between 3Q19 and 3Q20.

Important Legal Information Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on November 2, 2020, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. Non-GAAP Measures This presentation contains financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes the measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, CNOinc.com. CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 2

CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 3

Quarter in Review Operating results reflect favorable health margins, strong NII and expense discipline • Operating income1 up 63%; operating income per share1 up 76% Strong • Insurance product margin up 22% • Continued sequential improvement in key production/distribution Operational metrics Performance • Net investment income up 3.8% • Allocated / Non-allocated expenses down $5.5 million, or 4% • Statutory capital and surplus of $1.87 billion; RBC of 428% Building on • Returned $67 million to shareholders; $50 million in share buybacks Track Record • Weighted average shares down 9% of Execution • Book value per diluted share, excl. AOCI1, up 16% • Operating ROE1 of 12.9% 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 4

Growth Scorecard Strong collected premium, fee revenue and client assets; sales recovery on track (dollars in millions) 2019 2020 % Change 3Q 4Q TY 1Q 2Q 3Q Y/Y New Annualized Premium 1 Life $37.3 $34.9 $151.3 $41.1 $47.4 $44.3 18.8% Health 46.7 62.7 195.3 44.0 22.0 39.4 -15.6% Total Life and Health $84.0 $97.6 $346.6 $85.1 $69.4 $83.7 -0.4% Collected Premiums Life $203.5 $206.3 $811.2 $207.7 $206.1 $213.3 4.8% Drive Growth Health 420.6 442.2 1,708.2 419.1 419.2 431.7 2.6% Total Life and Health $624.1 $648.5 $2,519.40 $626.8 $625.3 $645.0 3.3% Annuity Collected Premiums $325.2 $324.3 $1,306.4 $292.2 $242.7 $285.1 -12.3% Client Assets in BD and Advisory 2 $1,362.7 $1,515.0 $1,515.0 $1,358.7 $1,524.0 $1,593.5 16.9% the Right 3 Expand to Fee Revenue $16.3 $30.2 $87.5 $28.5 $20.5 $19.6 20.2% 1 Measured as 100% of new life and health annualized premiums, except for single premium whole life deposits, which are measured at 10% of annualized premium. 2 Client assets include cash and securities in brokerage and managed advisory accounts. 3 Represents fee revenue from the sales of third-party insurance products; services provided by WBD; fees generated by our broker-dealer and registered investment advisor. CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 5

Consumer Division Update Strong direct-to-consumer/Life sales; Health, Annuity and agent metrics rebounding Key Initiatives Third Quarter Highlights • Life sales up 25%; D2C sales up 23%; Exclusive agent Life Maintain growth sales up 29% momentum • Sequential improvement in Health and Annuity sales Optimize • Continued improvement in producing agent count • Agent recruiting momentum and retention gains distribution • Financial Representative1 count up 7% • Web/digital Life sales up 111% • Steady growth in Broker/Dealer client assets Expand reach • Launched myHealthPolicy.com • Multiple health products now supported by digital/tele/field 1 Financial representatives are agents who are licensed to sell certain securities brokerage products and services. CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 6

Worksite Division Update

Stable in force block; sequential improvement in sales; expanding digital enablement

Key Initiatives	Third Quarter Highlights
Restore growth	• 48% sequential improvement in sales • Stable premium collection
Evolve digital capabilities	• ~30% of sales completed virtually • Launched online enrollment capability using WBD
Enhance portfolio	• Group critical illness product expanded to 24 states • Group term life launching in 4Q20

CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 7

Excess Capital Allocation Strategy Disciplined and opportunistic approach to maximize shareholder value Organic investments to sustain and grow the core businesses Return capital to shareholders • $50 million in share repurchases in 3Q20; $163 million YTD • Growing capacity to repurchase shares as conditions permit Opportunistic transactions • Highly selective M&A to expand productivity offerings or enhance distribution CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 8

Financial Highlights GAAP EPS up 237%; Operating EPS up record 76%; Health margins, NII and expense control key drivers Third Quarter 2020 Earnings Results (dollars in millions, except where noted) 1 • Operating EPS of $0.79, up 76% from $0.45 in 3Q19 $0.91 • $0.23 net COVID impact $0.79 • EPS of $0.91, up 237% YoY • Weighted average share count down 9% YoY Net operating earnings per share1 $0.45 • Disciplined expense management Net earnings per $0.27 • Allocated expenses down $1 million, or 1% share • Non-allocated expenses down $4.5 million, or 25% 3Q19 3Q20 • Operating ROE1 of 12.9%, as adjusted 11.9% 1 • Statutory operating income estimated to be $130 Net Operating Income $69.2 $112.6 million Net Income $42.0 $129.2 • Statutory capital and surplus of $1.87 billion • Consolidated RBC of 428%; Holdco liquidity of $236 Weighted Average Shares 155.3 141.7 million Outstanding (in millions) 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 9

Insurance Product Margin

Underlying margin remains strong; favorable net COVID financial impact

(dollars in millions)

Insurance Product Margin[1]

	3Q19	4Q19	1Q20	2Q20	3Q20
Annuity	$56.2	$60.8	$59.5	$72.3	$45.3
Margin / average net insurance liabilities	2.39%	2.54%	2.47%	2.99%	1.86%
Health	$89.3	$93.0	$86.9	$95.5	$152.2
Margin / insurance policy income	21%	22%	20%	22%	36%
Life	$54.6	$56.4	$44.3	$41.7	$47.3
ISL: Margin / average net insurance liabilities	0.55%	0.68%	0.67%	0.44%	.30%
ISL: Underwriting margin / insurance policy income	45%	26%	42%	42%	43%
Trad: Margin / insurance policy income	24%	23%	17%	16%	18%
Trad: Margin ex. Adv. Exp. / insurance policy income	35%	32%	30%	26%	27%
Total Margin	$200.1	$210.2	$190.7	$209.5	$244.8

1 Excluding significant items.

Highlights[1]

- Total margin up $45 million or 22%
  - $42 million favorable COVID impact
- Annuity margin down $11 million or 19%
  - $7 million related to higher persistency attributed to economic impacts of COVID
- Health margin up $63 million or 70%; favorable COVID impact of $58 million
  - *Medicare Supplement up $38.6 million*:
    - Favorable claims/deferral of care
  - *Supplemental health up $7.2 million*:
    - Favorable claims/deferral of care
  - *Long-term care up $17.1 million:*
    - Lower new claims, higher claim terminations
- Life margin down $7 million or 13%
  - $9 million COVID mortality impact

CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020

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Investment Results Alternative outperformance drove increase in total NII (dollars in millions) Investment Income Allocated to Investment Income Not Product Lines Allocated to Product Lines Total Net Investment Income1 $400.0 $400.0 $400.0 $300.0 $300.0 $300.0 $255.5 $265.4 $221.2 $221.7 $200.0 $200.0 $200.0 $100.0 $100.0 $100.0 $34.3 $43.7 $- $- $- 3Q 2019 3Q 2020 3Q 2019 3Q 2020 3Q 2019 3Q 2020 Annuity Health Life Annuity Health Life Not Allocated • Invested assets up 3% • Investment Income Not Allocated to Product Lines up $9 million YoY due to favorable alternatives results • New money rate of 4.08% • Alts are predominantly reported on one quarter lag • Investment Income Allocated to Product Lines essentially flat due to lower interest rates • $582 million new money investments had average rating of A-, average duration of 12 years • Average yield on allocated investments was 4.88% compared to 5.06% in 3Q19 1 Reflects sum of allocated and non-allocated investment income. Refer to pages 15-18 of the financial supplement for more information on the components of net investment income. CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 11

Portfolio Composition

High quality; well-positioned for uncertain environment

$26 billion of Invested Assets

(Fair Value as of 9/30/2020)



Non-Agency RMBS, 8.5%
Mortgage Loans, 5.7%
HY Corporates, 2.9%
CMBS, 7.9%
Municipals, 9.9%
ABS, 4.3%
Govts/Agency, 1.6%
CLO, 1.7%
Equities, 0.2%
Other Invested Assets, 1.9%
Alternatives, 2.2%
Policy Loans, 0.5%
Cash, 3.0%
IG Corporates, 49.9%

General Approach

- Positioned for stable performance across credit cycles
- Emphasizing quality
- Lower than average allocation to most higher risk categories
- Low impairments through multiple cycles

Highlights

- **64% of portfolio in corporate and government bonds**
  - 41% BBBs; consistent with June 30
- **$22.2 billion of assets with high degree of liquidity**
  - ~$13.3 billion public corporate bonds
  - ~$5.9 billion structured securities
  - ~$3.0 billion municipal, political subdivisions, and US and foreign government bonds
- **Strong credit risk profile across portfolio**
  - Generally underweight COVID-19 impacted sectors
  - 96% rated NAIC 1 / 2
  - Diversified commercial and residential mortgages with low LTVs
  - Significant credit enhancement in structured products
  - Alternative investments emphasizing current cash flows and comparatively predictable results

CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020

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Cash Flow Profile

Strong free cash flow generation and conversion

(dollars in millions)

	For the Quarter		Trailing Twelve Months	
	3Q19	3Q20	3Q19	3Q20
Net Operating Income[1]	$ 69.2	$ 112.6	$ 271.2	$ 354.9
Holding Company Cash Flows:				
Dividends from Subsidiaries	$ 39.4	$ 50.5	$ 292.7	$ 231.9
Management Fees	29.9	29.0	113.6	113.9
Surplus Debenture Interest	22.7	20.9	59.9	57.4
Earnings on Corporate Investments	2.8	2.8	13.7	29.1
Tax Refund	-	-	5.8	-
Other	13.4	22.4	25.2	22.2
Holding Company Sources of Cash[2]	**108.2**	**125.6**	**510.9**	**454.5**
Holding Company Expenses and Other	(17.8)	(23.6)	(83.4)	(114.8)
Interest Payments	-	(0.2)	(44.3)	(52.3)
Excess Cash Flow to Holding Company[2]	**90.4**	**94.7**	**383.2**	**280.3**
Net Proceeds from New Debt	-	-	64.9	-
Share Repurchases	(77.3)	(50.0)	(217.7)	(238.0)
Dividend Payments to Stockholders	(16.8)	(16.8)	(67.0)	(66.8)
Acquisition	-	-	(68.8)	-
Net Change in Holding Company Cash and Investments	**(3.7)**	**27.9**	**94.6**	**(24.5)**
Non-Cash Changes in Investment Balances	-	-	(0.1)	-
Cash and Investments, Beginning of Period	264.1	208.0	165.9	260.4
Cash and Investments, End of Period	**$ 260.4**	**$ 235.9**	**$ 260.4**	**$ 235.9**

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.
2 Cash flows exclude capital contributions to insurance subsidiaries, acquisitions, dividend payments, stock repurchases, and financing transactions.

CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020

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Capital and Liquidity Overview

Conservative approach to capital structure; strong liquidity

(dollars in millions)

Consolidated Risk Based Capital ("RBC") Ratio[1]


393%
408%
406%
405%
428%
2018
2019
1Q 2020
2Q 2020
3Q 2020

- Targeted consolidated RBC ratio of 375-400%
- Excess due to intentional conservative positioning
- RBC variability can be expected in periods of market volatility

Debt to Capital[2]


22.3%
23.0%
23.8%
23.6%
23.2%
2018
2019
1Q 2020
2Q 2020
3Q 2020

- Target leverage of 22.5 – 25.0%
- Debt covenant ceiling of 35%
- Debt capacity within limit of target leverage $104 million

Holding Company Liquidity


$220.4
$186.7
$168.1
$208.0
$235.9
2018
2019
1Q 2020
2Q 2020
3Q 2020

- Minimum targeted holding company liquidity of $150 million
- Liquidity bolstered by $250 million undrawn revolver
- No outstanding debt maturities until 2025

1 The ratio of the combined capital of the insurance companies to the minimum amount of capital appropriate to support the overall business operations, as determined based on the methodology developed by the National Association of Insurance Commissioners.
2 Excluding accumulated other comprehensive income (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020

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Outlook

Modest net favorable 4Q financial impact from COVID

Scenario modeling – 2020 COVID impacts

Prior (August) projections

- Mortality
  - 150k – 400k U.S. COVID deaths
    - $20M – $52M net mortality impact
    - $130k per 1,000 deaths
- Morbidity
  - Favorable in 2Q20; net neutral impact in 2H20 with potential upside if deferred healthcare and LTC treatments become permanent
- Premium deferral / Shock lapse
  - Potential for modestly positive impact given favorable persistency observed in 2Q20

Current (October) base case scenario

- Mortality
  - Assume approximately 120k U.S. deaths in 4Q
  - $68k mortality impact per 1,000 U.S. deaths
  - COVID vaccine available mid 2021; Infections persist through early 2022
- Morbidity
  - Very favorable in 3Q20 driven by continued deferral of care; less favorable in 4Q20 as claims return to more normal levels
- Premium deferral / Shock lapse
  - Persistency higher through 3Q; assume neutral impact going forward
  - Extended grace periods generally ended

Other Key Outputs of Modeling

- 4Q20 modestly favorable net COVID impacts
- 2H20 expenses in total flat to prior year, excluding significant items in 4Q19, consistent with prior guidance
- Adverse scenario free cash flow supports continued share repurchase capacity

CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 15

Delivering On Our Commitments

Balancing focus on COVID response with acceleration of strategic priorities

Turnaround / De-risking

Pre 2017

- Reinsured life block (2009)
- Recapitalized company (2012)
- Initiated dividend (2012)
- Sold Legacy Life Insurance Block (2014)
- Migrated ratings upwards–within non-investment grade ratings classes

Pivot to Growth

2017-2019

- Completed Senior Leadership additions
- Reinsured LTC block
- Achieved investment grade credit ratings
- Up-in-quality portfolio repositioning
- Sustainable momentum in recruiting and sales

COVID-19

2020

- Balancing capital return with investments in growth
- Conservative capital structure
- Defensive portfolio positioning
- Benefiting from diverse product portfolio and strong retention
- Successfully pivoting to new sales approaches
- Accelerating integration of D2C and exclusive agents
- Expanding D2C offerings
- Reimagining workplace of the future

Optimize Long-term Value

2021 and Beyond

- Customer-centric business realignment
- Omnichannel delivery model
- Enhance growth and margin profile
- Maximize distributable cash flow
- Accelerate pace of capital deployment
- Reduced risk and volatility
- Leverage technology

CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 16

Investment Highlights Well-positioned in Favorable Highly Sustainable Strong balance underserved senior demographic differentiated growth initiatives sheet; robust middle-income tailwinds business model in place free cash flow market generation CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 17

Questions and Answers CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 18

Appendix 1: Quarter in Review Strong Operational Performance • Broker-Dealer/Registered Investment Advisor Slide 20 • Agent Counts Slide 21 Building on Strong Track Record of Execution • Retained LTC Insurance Slide 22 • New Money Summary Slide 23 • Portfolio Overview Slides 24-27 • Tax Asset Summary Slide 28 CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 19

Broker-Dealer/Registered Investment Advisor

Account values up YoY; $1.6 billion in client assets

(dollars in millions)

		2019		2020		
		3Q	4Q	1Q	2Q	3Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	$13.4	$17.4	$15.3	-$26.7	-$31.5
	Advisory	29.9	45.4	65.7	38.6	23.5
	Total	$43.3	$62.8	$81.0	$11.9	-$8.0
Client Assets in Brokerage and Advisory[1] **at end of period**	Brokerage	$913.7	$982.9	$842.3	$905.3	$918.4
	Advisory	449.0	532.1	516.4	618.7	675.1
	Total	$1,362.7	$1,515.0	$1,358.7	$1,524.0	$1,593.5

1 Client assets include cash and securities in brokerage and managed advisory accounts. Net new client assets includes total inflows of cash and securities into brokerage and managed advisory accounts less outflows. Inflows include interest and dividends and exclude changes due to market fluctuations.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020

20

Agent Counts 2019 2020 % Change Consumer 3Q 4Q 1Q 2Q 3Q Q/Q Total Quarterly Average Producing Agents1,3 4,579 4,709 4,531 4,066 4,448 -2.9% Quarterly Average Financial Representatives2,3 596 596 591 602 637 6.9% Worksite Total Quarterly Average Producing Agents1,3 420 453 421 225 242 -42.4% 1 Producing agents are agents that have submitted at least one policy in the month. 2 Financial representatives are agents who are licensed to sell certain securities brokerage products and services. 3 Quarterly average agent and advisor counts represent the average of the last 3 months. CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 21

Retained Long-Term Care Insurance Highly differentiated in-force block; prudently managed . New sales (~$25 million annually) focused on short duration products – 98% of new sales for policies with 2 years or less in benefits – Average benefit period of 11 months – New business 25% reinsured since 2008 . Reserve assumptions informed by historical experience – No morbidity improvement – No mortality improvement – Minimal future rate increases – New money rate lowered to reflect a level rate throughout the projection horizon . Favorable economic profile – Loss Recognition Testing margin reflecting a level new money rate is $207 million or ~9% of Net GAAP Liabilities – Statutory reserves ~$160 million higher than GAAP net liabilities – Total LTC is just 13% of overall CNO reserves – Potential adverse impact from severe stress scenarios is significantly reduced CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 22

New Money Summary Emphasis on high quality investments during third quarter Third Quarter Investments Average Average HY Corporates, 5% Direct Investments, 4% Allocation $ Allocation% Yield Rating Duration IG Corporates 258 44.4% 4.05% BBB+ 13.0 Structured Securities, 14% Municipals 189 32.5% 3.50% A+ 17.0 IG Corporates, 44% Structured Securities 80 13.8% 4.09% BBB+ 4.8 Municipals, 33% HY Corporates 32 5.4% 5.42% BB- 4.4 Direct Investments 23 3.9% 7.44% NR - 91% Investment Grade Allocation Total 582 100% 4.08% A- 12.2 CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 23

Portfolio Overview – Sector Breakdown Generally underweight COVID-19 impacted sectors (dollars in millions) Book Market Unrealized Average Sector Value Value Gain Loss Portfolio% NAIC Over|Underweight Airlines 32.9 34.3 1.4 0.13% 1.5 Underweight Aircraft Lease Securitizations 33.3 30.7 (2.6) 0.12% 1.3 Underweight Energy 706.2 784.0 77.8 2.96% 1.9 Underweight Gaming 0.0 - - - - Underweight Hotels 36.1 37.7 1.6 0.14% 2.6 Underweight Retail ex Grocery 81.6 98.5 16.8 0.37% 1.9 Underweight Restaurants 19.1 23.1 3.9 0.09% 2.8 Underweight Whole Business Securitizations 393.6 398.4 4.8 1.50% 2.1 Overweight CMBS 1,993.4 2,081.3 87.9 7.86% 1.0 Overweight CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 24

Portfolio Overview: CLO Debt Significant cushion against stress scenarios Ratings Composition A+ % of Rating Downgrade Watch 1.5% AA Portfolio Portfolio Index 49.0% AAA 13.1% - - AA 51.3% - - A 32.0% 100% A 35.6% - - AAA AA+ AAA-A BBB - N/A 5.0% 13.1% 2.4% A- BB - N/A 3.0% 2.2% Key Portfolio Metrics Cumulative loss scenarios versus Break Points AAA AA A 38.0% Credit Support Portfolio 37% 25% 17% 32.1% Market 37% 25% 19% 23.6% WARF Portfolio 3,150 3,177 3,167 14.4% 14.7% 15.9% 14.9% 12.2% 12.3% 12.5% 11.8% Market 3,127 3,145 3,163 10.7% Diversity Score Portfolio 79 78 82 Market 77 75 75 AAA AA A WAPx Portfolio 91.0 90.7 92.4 Base Case NAIC Stress GFC Break Point Market 92.0 91.9 91.7 CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 25

Portfolio Overview: CMBS We have excess credit support to offset collateral delinquencies or losses Key Portfolio Facts Book Market Market/ Credit Delinq. $2.0 billion of net invested assets Rating Value Value Book Support Rate Hotel% Retail% AAA 582 615 106% 37.4% 7.9% 12.4% 22.4% AA 298 315 106% 28.0% 5.1% 9.6% 16.3% A 793 810 102% 22.3% 4.1% 12.5% 11.8% 85.0% 61% 2.10x BBB 258 278 108% 11.0% 0.0% 1.0% 3.2% Rated Weighted Weighted AAA-A Avg LTV¹ DSCR¹ BB 63 63 101% 2.7% - - - 1,993 2,081 104% 25.5% 4.7% 10.1% 14.1% Underlying Property Type SASB versus Conduit Zero forbearance or delinquencies in SASB portfolio SASB Office Agency 30.6% Multifamily Multifamily 24.4% $317 mm, 16% DSCR 2.3x Conduit $1.1 B, 52% LTV 39% SASB $649 Industrial mm, 32% Retail 8.3% 14.1% Hotel % 6.20% Mixed Use Hotels 12.3% 10.1% Retail % 2.80% 1 LTV based on appraisal at loan origination, DSCR as of year 2019 operating statements CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 26

Portfolio Overview: Commercial Mortgage Loans Very conservatively underwritten; loss resistant, no COVID related delinquencies or forbearances Key Portfolio Facts Portfolio Geography $1.5 billion of net invested assets Pacific 17.3% East 24.4% Mountain 8.5% 100% 99.5% 49% 2.00x Central First Rated Weighted Weighted 13.4% Mortgage CM1-2 Avg LTV¹ DSCR¹ South 36.4% Underlying Property Type Ratings Composition Industrial Other 22.9% 11.8% CM1 Office 77.7% 17.0% Multifamily CM2 29.4% 21.8% Retail 18.9% 1 LTV and DSCR as of year 2019 operating statements CM7 0.5% CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 27

Tax Asset Summary Value of NOLs and deferred tax assets Details (DTAs) related to tax strategy (dollars in millions) $465 • Total estimated economic value of NOLs and DTAs related to tax strategy of DTAs related to tax strategy approximately $380 million @ 10% $92 discount rate ($2.71 on per share basis) • Life NOLs have been fully utilized. Non- life NOLs are expected to offset 100% of non-life taxable income and 35% of the Non-life NOLs remaining life taxable income not offset $373 by life NOLs through 2023. CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 28

Appendix 2: Financial Exhibits • Non-GAAP Financial Measures Slides 30-44 CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 29

2Q20 Significant Items The table below summarizes the financial impact of significant items on our 2Q20 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. (dollars in millions, except per-share amounts) Three months ended June 30, 2020 Excluding significant Actual results Significant items items Insurance product margin Annuity$ 123.8 $ 40.0 (1) $ 72.3 (91.5) (1) Health 95.5 - 95.5 Life 36.1 5.6 (1) 41.7 Total insurance product margin 255.4 (45.9) 209.5 Allocated expenses (128.1) - (128.1) Income from insurance products 127.3 (45.9) 81.4 Fee income 5.2 - 5.2 Investment income not allocated to product lines 8.2 - 8.2 Expenses not allocated to product lines (38.5) 23.5 (2) (15.0) Operating earnings before taxes 102.2 (22.4) 79.8 Income tax expense on operating income (22.8) 4.7 (18.1) Net operating income (3)$ 79.4 $ (17.7) $ 61.7 Net operating income per diluted share (3) $0.55$ (0.12) $ 0.43 The footnotes to the above table are on the following page. CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 30

2Q20 Significant Items (Continued from the previous page) (1) Given our expectation that interest rates will remain low for the long-term, we performed an actuarial unlocking exercise in the second quarter of 2020 to reflect our assumption that average new money rates will remain flat at 4 percent forever. This change and the related impacts to persistency assumptions had a $45.6 million unfavorable impact on pre-tax earnings. As part of the actuarial unlocking exercise, we also changed our assumptions related to the future option costs we incur in providing benefits on fixed index annuities which had a favorable impact on pre-tax earnings of $91.5 million. The impact of these changes in assumptions is summarized below (dollars in millions): Line of business Fixed index Fixed interest Interest- annuities annuities sensitive life Total Favorable (unfavorable) Impacts of an average new money rate assumption of 4 percent Insurance policy benefits $ (5.0) $ — $ (7.4) $ (12.4) Amortization (25.6) (9.4) 1.8 (33.2) Subtotal (30.6) (9.4) (5.6) (45.6) Impacts of changes in future option costs Insurance policy benefits 104.8 — — 104.8 Amortization (13.3) — — (13.3) Subtotal 91.5 — — 91.5 Impact on pre-tax income $ 60.9 $ (9.4) $ (5.6) $ 45.9 This actuarial unlocking exercise does not replace our comprehensive annual review of all assumptions for our insurance products, which we we plan to complete in the fourth quarter of this year. Additional adjustments may be identified based on the results of the comprehensive annual review. (2) We increased our liability for claims and interest pursuant to the previously disclosed Global Resolution Agreement entered into in November 2018. Pursuant to this agreement, a third-party auditor is acting on behalf of 41 states and the District of Columbia for the purpose of identifying deceased insureds and contract holders where benefits are payable pursuant to unclaimed property laws. The third-party auditor has provided information that we have processed and verified allowing us to more accurately estimate the ultimate liability pursuant to this agreement. (3) A non-GAAP measure. See pages 33 and 35 for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 31

4Q19 Significant Items The table below summarizes the financial impact of significant items on our 4Q19 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. (dollars in millions, except per-share amounts) Three months ended December 31, 2019 Excluding significant Actual results Significant items items Insurance product margin Annuity$ 60.5 $ 0.3 (1) $ 60.8 Health 93.0 - 93.0 Life 46.7 9.7 (1) 56.4 Total insurance product margin 200.2 10.0 210.2 Allocated expenses (140.6) - (140.6) Income from insurance products 59.6 10.0 69.6 Fee income 11.7 - 11.7 Investment income not allocated to product lines 26.2 - 26.2 Expenses not allocated to product lines 2.8 (20.0) (2) (17.2) Operating earnings before taxes 100.3 (10.0) 90.3 Income tax expense on operating income (21.7) 2.1 (19.6) Net operating income (3)$ 78.6 $ (7.9) $ 70.7 Net operating income per diluted share (3)$ 0.52 $ (0.05) $ 0.47 (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) $20.0 million of the net favorable impact from legal and regulatory matters. (3) A non-GAAP measure. See pages 33 and 35 for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 32

Quarterly Earnings

(dollars in millions)

	3Q19	4Q19	1Q20	2Q20	3Q20
Insurance product margin					
Annuity	$ 56.2	$ 60.5	$ 59.5	$ 123.8	$ 45.3
Health	89.3	93.0	86.9	95.5	152.2
Life	54.6	46.7	44.3	36.1	47.3
Total insurance product margin	200.1	200.2	190.7	255.4	244.8
Allocated expenses	(131.3)	(140.6)	(136.6)	(128.1)	(130.3)
Income from insurance products	68.8	59.6	54.1	127.3	114.5
Fee income	3.0	11.7	7.8	5.2	0.8
Investment income not allocated to product lines	34.3	26.2	57.4	8.2	43.7
Expenses not allocated to product lines	(18.2)	2.8	(13.8)	(38.5)	(13.7)
Operating earnings before taxes	87.9	100.3	105.5	102.2	145.3
Income tax expense on operating income	(18.7)	(21.7)	(21.2)	(22.8)	(32.7)
Net operating income	69.2	78.6	84.3	79.4	112.6
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	(2.6)	7.1	(63.7)	12.3	7.7
Net change in market value of investments recognized in earnings	4.7	(2.6)	(48.4)	31.2	8.5
Fair value changes in embedded derivative liabilities (net of related amortization)	(29.3)	13.4	(66.7)	(27.1)	(1.6)
Fair value changes related to agent deferred compensation plan	(6.0)	2.5	-	(13.2)	-
Other	(1.2)	(13.3)	2.3	-	6.5
Non-operating income (loss) before taxes	(34.4)	7.1	(176.5)	3.2	21.1
Income tax expense (benefit):					
On non-operating income (loss)	(7.2)	1.4	(37.0)	0.6	4.5
Valuation allowance for deferred tax assets and other tax items	-	(193.7)	(34.0)	-	-
Net non-operating income (loss)	(27.2)	199.4	(105.5)	2.6	16.6
Net income (loss)	$ 42.0	$ 278.0	$ (21.2)	$ 82.0	$ 129.2

*Management believes that an analysis of earnings before net realized investment gains (losses) from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, other non-operating items, corporate interest expense and taxes ("Adjusted EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) net realized investment gains (losses) from sales, impairments and change in allowance for credit losses; (2) net change in market value of investments recognized in earnings; (3) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (4) loss on extinguishment of debt; (5) fair value changes related to the agent deferred compensation plan; (6) charges in the valuation allowance for deferred tax assets and other tax items; and (7) other non-operating items consisting primarily of earnings attributable to variable interest entities. The table above provides a reconciliation of Adjusted EBIT to net income.

CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 33

Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non- GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 34

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income (loss) applicable to common stock to net operating income (and related per-share amounts) is as follows:

(dollars in millions, except per-share amounts)

	3Q19	4Q19	1Q20	2Q20	3Q20
Net income (loss) applicable to common stock	$ 42.0	$ 278.0	$ (21.2)	$ 82.0	$ 129.2
Non-operating items:					
Net realized investment (gains) losses from sales and impairments, net of related amortization	2.6	(7.1)	63.7	(12.3)	(7.7)
Net change in market value of investments recognized in earnings	(4.7)	2.6	48.4	(31.2)	(8.5)
Fair value changes in embedded derivative liabilities, net of related amortization	29.3	(13.4)	66.7	27.1	1.6
Fair value changes related to the agent deferred compensation plan	6.0	(2.5)	-	13.2	-
Other	1.2	13.3	(2.3)	-	(6.5)
Non-operating (income) loss before taxes	34.4	(7.1)	176.5	(3.2)	(21.1)
Income tax (expense) benefit					
On non-operating (income) loss	7.2	(1.4)	37.0	(0.6)	(4.5)
Valuation allowance for deferred tax assets and other tax items	-	193.7	34.0	-	-
Net non-operating (income) loss	27.2	(199.4)	105.5	(2.6)	(16.6)
Net operating income (a non-GAAP financial measure)	$ 69.2	$ 78.6	$ 84.3	$ 79.4	$ 112.6
Per diluted share:					
Net income (loss)	$ 0.27	$ 1.84	$ (0.15)	$ 0.57	$ 0.91
Net realized investment (gains) losses from sales and impairments (net of related amortization and taxes)	0.01	(0.04)	0.35	(0.07)	(0.04)
Net change in market value of investments recognized in earnings (net of taxes)	(0.02)	0.01	0.26	(0.17)	(0.05)
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	0.15	(0.07)	0.36	0.15	0.01
Fair value changes related to the agent deferred compensation plan (net of taxes)	0.03	(0.01)	-	0.07	-
Valuation allowance for deferred tax assets and other tax items	-	(1.28)	(0.23)	-	-
Other	0.01	0.07	(0.01)	-	(0.04)
Net operating income (a non-GAAP financial measure)	$ 0.45	$ 0.52	$ 0.58	$ 0.55	$ 0.79

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Information Related to Certain Non-GAAP Financial Measures A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows: (dollars in millions, except per-share amounts, and shares in thousands) 3Q19 4Q19 1Q20 (a) 2Q20 3Q20 Operating income$ 69.2 $ 78.6 $ 84.3 $ 79.4 $ 112.6 Weighted average shares outstanding for basic earnings per share 154,257 150,138 145,829 143,422 140,900 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 1,003 1,269 - 519 830 Weighted average shares outstanding for diluted earnings per share 155,260 151,407 145,829 143,941 141,730 Net operating income per diluted share$ 0.45 $ 0.52 $ 0.58 $ 0.55 $ 0.79 (a) Equivalent common shares of 768 were not included in the diluted weighted average shares outstanding due to the net less recognized in 1Q20. CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 36

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows:

(dollars in millions, except per-share amounts)

	3Q19	4Q19	1Q20	2Q20	3Q20
Total shareholders' equity	$ 4,553.3	$ 4,677.0	$ 3,765.8	$ 4,731.2	$ 5,083.9
Shares outstanding for the period	152,183,491	148,084,178	143,610,046	141,718,570	138,931,352
Book value per share	$ 29.92	$ 31.58	$ 26.22	$ 33.38	$ 36.59
Total shareholders' equity	$ 4,553.3	$ 4,677.0	$ 3,765.8	$ 4,731.2	$ 5,083.9
Less accumulated other comprehensive income	(1,442.9)	(1,372.5)	(595.2)	(1,520.2)	(1,801.6)
Adjusted shareholders' equity excluding AOCI	$ 3,110.4	$ 3,304.5	$ 3,170.6	$ 3,211.0	$ 3,282.3
Shares outstanding for the period	152,183,491	148,084,178	143,610,046	141,718,570	138,931,352
Dilutive common stock equivalents related to:					
Stock options, restricted stock and performance units	1,059,278	1,496,546	326,110	691,574	1,040,861
Diluted shares outstanding	153,242,769	149,580,724	143,936,156	142,410,144	139,972,213
Book value per diluted share (a non-GAAP measure)	$ 20.30	$ 22.09	$ 22.03	$ 22.55	$ 23.45

CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020

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Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 38

Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) Trailing Twelve Months Ended 3Q19 4Q19 1Q20 2Q20 3Q20 Operating income$ 271.2 $ 290.0 $ 308.5 $ 311.5 $ 354.9 Operating income, excluding significant items$ 286.3 $ 282.1 $ 300.6 $ 285.9 $ 329.3 Net income$ 159.7 $ 409.4 $ 336.4 $ 380.8 $ 468.0 Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) $ 2,697.2 $ 2,703.9 $ 2,713.0 $ 2,722.9 $ 2,760.6 Avearge common shareholders' equity$ 3,886.9 $ 4,166.8 $ 4,321.1 $ 4,372.0 $ 4,498.2 Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 10.1% 10.7% 11.4% 11.4% 12.9% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 10.6% 10.4% 11.1% 10.5% 11.9% Return on equity 4.1% 9.8% 7.8% 8.7% 10.4% (Continued on next page) CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 39

Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss): (dollars in millions) Net operating Net operating income, income, excluding excluding significant Net income Net operating Significant significant items - trailing Net income (loss) - trailing income items (a) items four quarters (loss) four quarters 4Q18$ 59.8 $ 15.1 $ 74.9 $ 317.3 $ 28.3 $ (315.0) 1Q19 65.8 - 65.8 310.1 51.8 (347.5) 2Q19 76.4 - 76.4 304.6 37.6 (412.1) 3Q19 69.2 - 69.2 286.3 42.0 159.7 4Q19 78.6 (7.9) 70.7 282.1 278.0 409.4 1Q20 84.3 - 84.3 300.6 (21.2) 336.4 2Q20 79.4 (17.7) 61.7 285.9 82.0 380.8 3Q20 112.6 - 112.6 329.3 129.2 468.0 (a) The significant items have been discussed in prior press releases. (Continued on next page) CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 40

Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) Twelve Months Ended 3Q19 4Q19 1Q20 2Q20 3Q20 Pretax operating earnings (a non-GAAP financial measure)$ 341.2 $ 368.3 $ 390.4 $ 395.9 $ 453.3 Income tax expense (70.0) (78.3) (81.9) (84.4) (98.4) Operating return 271.2 290.0 308.5 311.5 354.9 Non-operating items: Net realized investment gains (losses) from sales and impairments, net of related amortization (15.5) 2.1 (60.9) (46.9) (36.6) Net change in market value of investments recognized in earnings 0.6 25.5 (39.5) (15.1) (11.3) Fair value changes in embedded derivative liabilities, net of related amortization (95.6) (81.4) (118.5) (109.7) (82.0) Fair value changes and amendment related to the agent deferred compensation plan (22.0) (20.4) (15.1) (16.7) (10.7) Loss on extinguishment of debt (7.3) (7.3) (7.3) - - Other 2.5 (12.6) (11.5) (12.2) (4.5) Non-operating loss before taxes (137.3) (94.1) (252.8) (200.6) (145.1) Income tax expense (benefit): On non-operating loss (28.8) (19.8) (53.0) (42.2) (30.5) Valuation allowance for deferred tax assets and other tax items 3.0 (193.7) (227.7) (227.7) (227.7) Net non-operating income (loss) (111.5) 119.4 27.9 69.3 113.1 Net income$ 159.7 $ 409.4 $ 336.4 $ 380.8 $ 468.0 (Continued on next page) CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 41

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows:

(dollars in millions)

	1Q17	2Q17	3Q17	4Q17
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 3,236.6	$ 3,263.2	$ 3,335.0	$ 3,225.6
Net operating loss carryforwards	640.6	621.6	613.1	409.8
Accumulated other comprehensive income	729.6	894.5	933.6	1,212.1
Common shareholders' equity	$ 4,606.8	$ 4,779.3	$ 4,881.7	$ 4,847.5

	1Q18	2Q18	3Q18	4Q18
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 3,318.7	$ 3,366.0	$ 2,705.8	$ 2,687.3
Net operating loss carryforwards	404.2	388.7	510.6	505.9
Accumulated other comprehensive income	894.3	700.2	403.5	177.7
Common shareholders' equity	$ 4,617.2	$ 4,454.9	$ 3,619.9	$ 3,370.9

	1Q19	2Q19	3Q19	4Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 2,703.4	$ 2,702.9	$ 2,685.0	$ 2,761.9
Net operating loss carryforwards	479.6	451.1	425.4	542.6
Accumulated other comprehensive income	654.9	1,098.2	1,442.9	1,372.5
Common shareholders' equity	$ 3,837.9	$ 4,252.2	$ 4,553.3	$ 4,677.0

	1Q20	2Q20	3Q20
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 2,701.2	$ 2,784.2	$ 2,905.1
Net operating loss carryforwards	469.4	426.8	377.2
Accumulated other comprehensive income	595.2	1,520.2	1,801.6
Common shareholders' equity	$ 3,765.8	$ 4,731.2	$ 5,083.9

CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020

42

Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows: (dollars in millions) Trailing Four Quarter Average 3Q19 4Q19 1Q20 2Q20 3Q20 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 2,697.2 $ 2,703.9 $ 2,713.0 $ 2,722.9 $ 2,760.6 Net operating loss carryforwards 476.2 470.1 473.4 469.1 460.0 Accumulated other comprehensive income 713.5 992.8 1,134.7 1,180.0 1,277.6 Common shareholders' equity$ 3,886.9 $ 4,166.8 $ 4,321.1 $ 4,372.0 $ 4,498.2 CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020 43

Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows:

(dollars in millions)

	4Q18	4Q19	1Q20	2Q20	3Q20
Corporate notes payable	$ 916.8	$ 989.1	$ 989.4	$ 989.7	$ 990.1
Total shareholders' equity	3,370.9	4,677.0	3,765.8	4,731.2	5,083.9
Total capital	$ 4,287.7	$ 5,666.1	$ 4,755.2	$ 5,720.9	$ 6,074.0
Corporate debt to capital	21.4%	17.5%	20.8%	17.3%	16.3%
Corporate notes payable	$ 916.8	$ 989.1	$ 989.4	$ 989.7	$ 990.1
Total shareholders' equity	3,370.9	4,677.0	3,765.8	4,731.2	5,083.9
Less accumulated other comprehensive income	(177.7)	(1,372.5)	(595.2)	(1,520.2)	(1,801.6)
Total capital	$ 4,110.0	$ 4,293.6	$ 4,160.0	$ 4,200.7	$ 4,272.4
Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure)	22.3%	23.0%	23.8%	23.6%	23.2%

CNO Financial Group | Third Quarter 2020 Earnings | November 2, 2020

44